Exhibit 23.2

Consent of Independent Certified Public Accountants

3D Systems Corporation
Valencia, California

We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-83680, 333-62776, 333-79767, 333-58903, 333-11865, 333-36782 and 33-34507 on Form S-8 of 3D Systems Corporation of our reports dated February 20, 2004, except for footnotes 16 and 28 which are as of March 4, 2004, relating to the consolidated financial statements, and financial statement schedule, which appear in this Form 10-K.

/s/ BDO SEIDMAN, LLP BDO Seidman, LLP Los Angeles, California March 12, 2004